UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

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Citrix Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	April 1, 2005

You are cordially invited to attend the annual meeting of stockholders of Citrix Systems, Inc. (the “Company”) to be held at 2:00 p.m., on Thursday, May 5, 2005, at the Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

At this Annual Meeting, the agenda includes the election of two Class I directors for three-year terms, approval of our 2005 Equity Incentive Plan, approval of our 2005 Employee Stock Purchase Plan and ratification of our independent auditors. The Board of Directors unanimously recommends that you vote FOR election of the director nominees, FOR approval of the 2005 Equity Incentive Plan, FOR approval of the 2005 Employee Stock Purchase Plan and FOR ratification of appointment of the independent auditors.

Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

DAVID R. FRIEDMAN

Vice President, General Counsel and Secretary

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 5, 2005

To the Stockholders of Citrix Systems, Inc.:

The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 5, 2005, at 2:00 p.m., local time, at the Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334, for the following purposes:

1.	To elect two (2) Class I members to the Board of Directors as directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2.	To approve our 2005 Equity Incentive Plan;

3.	To approve our 2005 Employee Stock Purchase Plan;

4.	To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent auditors for the current year; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 15, 2005, are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by telephone or on the Internet.

By Order of the Board of Directors,

DAVID R. FRIEDMAN

Vice President, General Counsel and Secretary

Fort Lauderdale, Florida

April 1, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on May 5, 2005

April 1, 2005

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Citrix Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 5, 2005, at 2:00 p.m., local time, at the Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334, or at any adjournments or postponements thereof (the “Meeting”). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2004, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about April 1, 2005.

The purposes of the Meeting are to elect two Class I directors for three-year terms, approve our 2005 Equity Incentive Plan, approve our 2005 Employee Stock Purchase Plan and ratify the appointment of our independent auditors. Only stockholders of record at the close of business on March 15, 2005 (the “Record Date”) will be entitled to receive notice of and to vote at the Meeting. As of that date, 168,942,189 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”) were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. You may vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting, or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, before the taking of the vote at the Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of Class I directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. For each of Proposal 2, the approval of our 2005 Equity Incentive Plan, Proposal 3, the approval of our 2005 Employee Stock Purchase Plan, and Proposal 4, the ratification of the appointment of Ernst & Young LLP as our independent auditors for the current year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies, Mark B. Templeton and David J. Henshall, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, FOR approval of the 2005 Equity Incentive Plan, FOR approval of the 2005 Employee Stock Purchase Plan and FOR ratification of the appointment of the independent auditors.

Aside from the election of directors, approval of the 2005 Equity Incentive Plan, approval of the 2005 Employee Stock Purchase Plan and ratification of the appointment of the independent auditors, the Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each present or former executive officer of the Company named in the Summary Compensation Table set forth below under “Compensation and Other Information Concerning Directors and Officers;” and (iv) by all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
Putnam, LLC., Putnam Investments(3) One Post Office Square Boston, MA 02109	13,549,079	8.02%
Vanguard Chester Funds – Vanguard PRIMECAP Fund(4) 100 Vanguard Blvd. Malvern, PA 19355	13,545,026	8.02%
Mark B. Templeton(5)	2,189,082	1.28%
Stephen M. Dow(6)	575,004	*
David J. Henshall(7)	112,835	*
David R. Friedman(8)	89,115
John C. Burris(9)	465,040	*
Stefan Sjostrom(10)	261,775	*
Thomas F. Bogan(11)	81,650	*
Gary E. Morin(12)	79,650	*
John W. White (13)	190,133
Murray J. Demo	0	*
Godfrey R. Sullivan	0	*
All executive officers, directors and nominees as a group(14) (12 persons)	4,137,715	2.40%

*	Represents less than 1% of the outstanding Common Stock
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the Record Date (“presently exercisable stock options”).
(2)	Applicable percentage of ownership as of the Record Date is based upon 168,942,189 shares of Common Stock outstanding.
(3)	Putnam, LLC d/b/a Putnam Investments filed a Schedule 13G on February 11, 2005, on behalf of itself and its parent company, Marsh & McLennan Companies, Inc., and its two registered-investment-advisor subsidiaries, Putnam Investment Management, LLC. and The Putnam Advisory Company, LLC. The report states that both registered investment advisors have dispositive power over the shares as investment managers, but each of Putnam Investment Management, LLC.’s mutual fund trustees have voting power over the shares held by each fund, and The Putnam Investment Advisory Company, LLC. has shared voting power over the shares held by institutional clients. Putnam Investment Management LLC. reported shared voting power as to 395,800 shares and shared dispositive power as to 12,399,764 shares. Putnam Advisory Company, LLC. reported shared voting power as to 875,636 shares and shared dispositive power as to 1,149,315 shares.
(4)	With respect to information relating to Vanguard Chester Funds – Vanguard PRIMECAP Fund, the Company has relied on information supplied by such entity on an amended Schedule 13G filed with the SEC on March 10, 2005. According to such amended Schedule 13G, Vanguard Chester Funds-Vanguard PRIMECAP Fund reported sole dispositive power as to all the shares and sole voting power as to 1,757,426 shares.
(5)	Includes 2,059,114 shares of Common Stock issuable pursuant to presently exercisable stock options.
(6)	Includes 308,488 shares of Common Stock issuable pursuant to presently exercisable stock options.
(7)	Includes 110,486 shares of Common Stock issuable pursuant to presently exercisable stock options.
(8)	Consists of 89,115 shares of Common Stock issuable pursuant to presently exercisable stock options.
(9)	Consists of 465,040 shares of Common Stock issuable pursuant to presently exercisable stock options.
(10)	Consists of 261,775 shares of Common Stock issuable pursuant to presently exercisable stock options.
(11)	Includes 76,650 shares of Common Stock issuable pursuant to presently exercisable stock options.
(12)	Includes 76,650 shares of Common Stock issuable pursuant to presently exercisable stock options.
(13)	Includes 188,333 shares of Common Stock issuable pursuant to presently exercisable stock options.
(14)	Includes 3,679,791 shares of Common Stock issuable pursuant to presently exercisable stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors currently consists of seven members. The Company’s By-laws divide the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Murray J. Demo and John W. White and recommended that each be elected to the Board of Directors as a Class I director, each to hold office until the Annual Meeting of Stockholders to be held in the year 2008 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Messrs. Demo and White are Class I directors whose terms expire at this Meeting. The Board of Directors is also composed of (i) two Class II directors (Thomas F. Bogan and Gary E. Morin), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2006, and (ii) three Class III directors (Stephen M. Dow, Godfrey R. Sullivan, and Mark B. Templeton), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2007. Mr. Dow serves as the Chairperson of the Board of Directors. Upon the conclusion of the Annual Meeting of Stockholders to be held on May 5, 2005, Mr. Bogan will become Chairperson of the Board of Directors. Mr. Dow will remain a member of the Board of Directors and Chairperson of the Nominating and Corporate Governance Committee.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the Meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class I Directors:
Murray J. Demo 2005	Director	2005	I
John W. White 1998	Director	2005	I

Continuing Directors:
Thomas F. Bogan 2003	Director	2006	II
Gary E. Morin 2003	Director	2006	II
Mark B. Templeton 1998	President, Chief Executive Officer and Director	2007	III
Stephen M. Dow 1989	Director and Chairperson	2007	III
Godfrey R. Sullivan 2005	Director	2007	III

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Meeting.

Name	Age	Position
Mark B. Templeton	52	President, Chief Executive Officer and Director
John C. Burris	50	Senior Vice President, Worldwide Sales and Services
Brett M. Caine	45	President, Citrix Online Division
David R. Friedman	44	Vice President, General Counsel and Secretary
David J. Henshall	37	Vice President and Chief Financial Officer
Stefan Sjostrom	51	Vice President, EMEA
Thomas F. Bogan(1)(4)(6)	53	Director
Murray J. Demo(2)(3)(4)	43	Director
Stephen M. Dow(2)(3)(4)(5)	49	Director
Gary E. Morin(2)(3)(4)	56	Director
Godfrey R. Sullivan(1)(4)	51	Director
John W. White(1)(4)	66	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Finance Committee
(4)	Member of Nominating and Corporate Governance Committee
(5)	Chairperson of the Board of Directors until the conclusion of the Annual Meeting of Stockholders to be held May 5, 2005
(6)	Upon conclusion of the Annual Meeting of Stockholders to be held May 5, 2005, Mr. Bogan will become Chairperson of the Board of Directors.

Mark B. Templeton has served as President of the Company since January 1998 and as Chief Executive Officer from June 2001 to the present. Mr. Templeton also served as Chief Executive Officer of the Company from January 1999 to June 2000 and as Senior Executive Officer of the Company from July 2000 to May 2001. He was elected to the Board of Directors in May 1998 and re-elected in May 2001. From June 1995 to January 1998, he served as Vice President, Marketing of the Company.

John C. Burris has served as Senior Vice President, Worldwide Sales and Services of the Company since January 2001. From July 1999 to January 2001, Mr. Burris served as Senior Vice President, Services of the Company. Prior to joining the Company, Mr. Burris was employed by Lucent Technologies, a publicly traded communications networks company, from 1994 to 1999 as Vice President and General Manager of the Gulf States region.

Brett M. Caine has served as President of the Citrix Online Division since August 2004. From August 2003 to August 2004, Mr. Caine served as Senior Vice President, Worldwide Sales for Expertcity.com, Inc., a software company acquired by the Company in February 2004. From April 2000 to December 2002, Mr. Caine served as Vice President, Worldwide Partners and Channels and Vice President, Territory Sales for Openwave Systems, Inc.

David R. Friedman has served as Vice President, General Counsel and Secretary of the Company since October 2002. Prior to joining the Company, Mr. Friedman served as Senior Vice President, General Counsel and Clerk from 1999 to 2002, Vice President, General Counsel and Clerk from 1998 to 1999 and Associate Corporate Counsel from 1996 to 1998, at Parametric Technology Corporation, a software company.

David J. Henshall has served as Vice President and Chief Financial Officer of the Company since April 2003. Prior to joining the Company, Mr. Henshall served as Vice President, Chief Financial Officer, Treasurer and Secretary from 2002 to 2003, Vice President of Finance and Treasurer from 2001 to 2002, Treasurer from 1999 to 2001 and Assistant Treasurer from 1998 to 1999 for Rational Software Corporation, a software company acquired by IBM Corporation in 2003. Mr. Henshall held several finance positions from 1993 to 1998 with Cypress Semiconductor Corporation, a semiconductor company.

Stefan Sjostrom has served as Vice President, EMEA (i.e., Europe, Middle East and Africa) of the Company since March 2001. Prior to joining the Company, Mr. Sjostrom served as Managing Director and Vice President of BSDi EMEA Ltd., a software company, from April 2000 to February 2001. From November 1998 to April 2000, Mr. Sjostrom was Managing Partner of CMHS Management Consulting, a consulting firm.

Thomas F. Bogan has served as a director of the Company since January 2003. Upon the conclusion of the Annual Meeting of Stockholders to be held on May 5, 2005, Mr. Bogan will become Chairperson of the Board of Directors. Since 2004, Mr. Bogan has been a Venture Partner at Greylock Partners, a venture capital firm. From 1997 to 2003, Mr. Bogan served in a variety of positions with Rational Software Corporation, a software company acquired by IBM Corporation in 2003, including President and Chief Operating Officer from 2000 to 2003, Senior Vice President and Chief Operating Officer from 1999 to 2000, and Vice President and General Manager from 1997 to 1999.

Murray J. Demo has served as a director of the Company since February 2005. Since 2000, Mr. Demo has served as Senior Vice President, Chief Financial Officer of Adobe Systems Incorporated, a publicly traded software company. From 1996 to 2000, Mr. Demo held various positions at Adobe including Director of Operations Finance, Corporate Controller and Vice President, Corporate Controller. From 1993 to 1996, Mr. Demo served as the Director of Finance for Miller Freeman, Inc., a trade show and professional publications business and a division of United Business Media PLC, London, England. Mr. Demo is a member of the Executive Committee of the Board of Directors of AeA, a high-tech trade association.

Stephen M. Dow has served as a director of the Company since 1989 and as Chairperson of the Board of Directors since May 2002. Upon the conclusion of the Annual Meeting of Stockholders on May 5, 2005, Mr. Dow will resign as Chairperson of the Board. Mr. Dow will remain a member of the Board of Directors and Chairperson of the Nominating and Corporate Governance Committee. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow serves on the Board of Directors of Cytokinetics, Inc., a publicly traded biopharmaceutical company.

Gary E. Morin has served as a director of the Company since January 2003. Since 2000, Mr. Morin has served as Executive Vice President and Chief Financial Officer of Lexmark International, Inc., a publicly traded laser and inkjet printer and supplies company. From 1996 to 2000, Mr. Morin served as Vice President and Chief Financial Officer of Lexmark.

Godfrey R Sullivan has served as a director of the Company since February 2005. Since 2004, Mr. Sullivan has served as President and Chief Executive Officer of Hyperion Solutions Corporation, a publicly traded software company. From 2001 to 2004, Mr. Sullivan served as President and Chief Operating Officer of Hyperion. From 2000 to 2001, Mr. Sullivan served as Chief Executive Officer of Promptu Corporation, an enterprise marketing automation software company. From 1996 to 2000, Mr. Sullivan served in senior management positions at AutoDesk, Inc., a design software and digital media company, including as President, Discreet Division and Executive Vice President, Personal Solutions Group. Mr. Sullivan serves on the Board of Directors of Hyperion Solutions Corporation.

John W. White has served as a director of the Company since July 1998. From February 1994 to October 1998, Mr. White served as Vice President and Chief Information Officer at Compaq Computer Corporation, a computer company and supplier of computer systems. Prior to joining Compaq, Mr. White spent more than 28 years at Texas Instruments, a diversified electronics company, most recently as President of the Information Technology Group. Mr. White serves on the Board of Directors of Metasolv Software and Siebel Systems, Inc., both of which are publicly traded software companies.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Bogan, Demo, Dow, Morin, Sullivan and White is independent within the meaning of the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of Nasdaq’s and the SEC’s director independence standards.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held four times a year following regularly scheduled in-person meetings of the Board of Directors. Executive sessions do not include the employee director of the Company, and the Chairperson of the Board of Directors is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct;

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience; and

•	Directors must have received a bachelor’s degree from a qualified institution.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	An understanding of and experience in software and services, technology, accounting, governance, finance or marketing;

•	Leadership experience with public companies or other sophisticated and complex organizations; and

•	Experience on another public company board unless a director otherwise qualifies as an “audit committee financial expert” under the rules of the SEC.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name of the individual recommended for consideration as a director nominee;

•	All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected; and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate meets the Company’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 267-2862

Attn: Secretary of Citrix Systems, Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate will need to comply with the following minimum procedural requirements:

•	A candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and

•	A candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for security holder communication as follows:

For communications directed to the Board of Directors as a whole, security holders may send such communications to the attention of the Chairperson of the Board of Directors by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Chairperson of the Board of Directors, c/o Secretary

By facsimile to: (954) 267-2862

Attn: Chairperson of the Board of Directors, c/o Secretary

For security holder communications directed to an individual director in his capacity as a member of the Board of Directors, security holders may send such communications to the attention of the individual director by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: [Name of the director], c/o Secretary

By facsimile to (954) 267-2862

Attn: [Name of the director], c/o Secretary

The Company will forward any such security holder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed, on a periodic basis. The Company will forward such communications by certified U.S. mail to an address specified by each director and the Chairperson of the Board of Directors for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company’s policy is that one of the Board of Directors’ regular quarterly meetings should be scheduled on the same day as the Company’s Annual Meeting of Stockholders, and all Directors are encouraged to attend the Company’s Annual Meeting of Stockholders. Two members of the Board of Directors attended the Annual Meeting of Stockholders held in 2004.

Board of Directors Evaluation Program

The Board of Directors undertakes an annual review of the Board’s performance through a formal evaluation process, in order to maintain the leading-edge governance practices that Citrix expects and demands of its Board of Directors. In addition to the Board’s own assessment and evaluation of its performance, every effort is made to benchmark the Citrix Board of Directors’ performance to the boards of directors of peer companies.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Investor Relations. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.citrix.com/site/aboutCitrix/governance/.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.citrix.com/site/aboutCitrix/governance/.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met thirteen times during the fiscal year ended December 31, 2004, and took action by unanimous written consent two times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served during fiscal 2004. The Board of Directors has standing Audit, Compensation, Finance and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Messrs. Demo, Dow and Morin (Chair). In February 2005, Mr. Demo replaced Tyrone Pike on the Audit Committee; Mr. Pike served on the

Committee throughout 2004. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. Morin and Demo qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Messrs. Morin’s and Demo’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Messrs. Morin or Demo any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board of Directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The Audit Committee met thirteen times during the fiscal year ended December 31, 2004. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

As described more fully in its charter, the Audit Committee assists the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions. In fulfilling its role, the Audit Committee:

•	Reviews the financial reports provided by the Company to the SEC, the Company’s stockholders or the general public;

•	Reviews the Company’s internal financial and accounting controls;

•	Oversees the appointment, compensation, retention and work performed by any independent public accountants engaged by the Company;

•	Oversees procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations;

•	Serves as the Qualified Legal Compliance Committee of the Company in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated by the SEC thereunder;

•	Recommends, establishes and monitors procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	Engages advisors as necessary; and

•	Determines the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties.

Compensation Committee

The Compensation Committee currently consists of Messrs. Bogan (Chair), Sullivan and White. In February 2005, Mr. Sullivan replaced Kevin Compton on the Compensation Committee; Mr. Compton served on the Committee throughout 2004. The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders in accordance with applicable rules and regulations. In fulfilling its role, the Compensation Committee also (i) reviews and makes recommendations to the management of the Company on Company-wide compensation programs and practices, (ii) approves the salary, bonus, equity and other compensation arrangements of the Company’s senior executive officers reporting directly to the Chief Executive Officer, (iii) recommends, subject to approval by the entire Board of Directors, the salary, bonus, equity and other compensation arrangements of the Company’s Chief Executive Officer, (iv) reviews and approves the fees and retention terms of any independent experts and consultants and (v) recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as stock options or otherwise thereunder).

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq and the SEC. The Compensation Committee met six times and took action by unanimous written consent twelve times during the fiscal year ended December 31, 2004. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Finance Committee

The Finance Committee of the Board of Directors currently consists of Messrs. Demo, Dow and Morin (Chair). The Finance Committee advises the Board of Directors and, in certain instances, acts on behalf of the Board of Directors, on matters relating to the Company’s investment policies and financing activities.

The Board of Directors has determined that each member of the Finance Committee meets the independence requirements promulgated by Nasdaq and the SEC. The Finance Committee met three times during the fiscal year ended December 31, 2004. The Finance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors currently consists of all of the Company’s outside directors, Messrs. Bogan, Demo, Dow (Chair), Morin, Sullivan and White. The Nominating and Corporate Governance Committee (i) reviews and makes recommendations to the Board of Directors regarding the Board of Directors’ composition and structure; (ii) establishes criteria for membership on the Board of Directors and evaluates corporate policies relating to the recruitment of members of the Board of Directors; (iii) recommends to the Board of Directors the nominees for election or re-election as directors at the Annual Meeting of Stockholders; and (iv) establishes, implements and monitors policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to the Company and its stockholders. As described above in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq and the SEC. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2004. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.citrix.com/site/aboutCitrix/governance/.

Report of the Audit Committee of the Board of Directors

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Demo, Dow and Morin. In February 2005, Mr. Demo replaced Tyrone Pike on the Audit Committee; Mr. Pike served on the Committee throughout 2004. Each of Messrs. Demo and Morin qualifies as an “audit committee financial expert” under the rules of the SEC. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC including Rule 10A-3(b)(1) under the Exchange Act. In February 2005, the Audit Committee met and reviewed the adequacy of its charter. In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

During the fiscal year 2004, the Company’s independent registered public accountants were Ernst & Young LLP (“Ernst & Young”). Ernst & Young is responsible for performing an independent audit of the consolidated financial statements, and an independent audit of the effectiveness of the Company’s internal control over financial reporting, as well as attesting to management’s assessment of the effectiveness of the Company’s internal control over financial reporting, each in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). Ernst & Young also performed audit-related services, tax services and other permissible non-audit services for the Company during 2004, as described more fully below. PricewaterhouseCoopers LLP (“PwC”) served as the Company’s internal audit outsourcing provider during 2004.

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed the Company’s disclosure control process and internal control over financial reporting. In addition, the Audit Committee reviewed the rules under the Sarbanes-Oxley Act that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members. The Audit Committee reviewed with Ernst & Young, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally acceptable in the United States, Ernst & Young’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as independent auditors are required to discuss with the Audit Committee under auditing standards of the PCAOB. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with the independent registered public accountants from Ernst & Young their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with Ernst & Young the overall scope and plan for their annual audit for 2004. The Audit Committee meets separately with Ernst & Young in their capacity as the Company’s independent auditors for the Company, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting, as applicable.

In addition, the Audit Committee discussed with PwC the overall scope and plan for their internal audit activities for 2004. The Audit Committee meets with PwC in their capacity as the internal audit outsourcing provider for the Company to discuss the results of their examinations and their evaluations of the Company’s internal control over financial reporting.

The Audit Committee has reviewed the audited consolidated financial statements of the Company at December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, including the Company’s restated balance sheet for the period ended December 31, 2003 and its restated cash flow statements for the period ended December 31, 2003 and 2002, and has discussed them with both management and Ernst & Young. In connection with the Company’s Form 10-K for the year ended December 31, 2004, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), as currently in effect. This discussion included, among other things, a review with management of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young the firm’s independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The Audit Committee also reviewed the Company’s quarterly financial statements during 2004 and discussed them with both the management of the Company and Ernst & Young prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q, or in the Company’s restated quarterly reports on Form 10Q/A. In connection with the Company’s quarterly reports on Form 10-Q for its first, second and third fiscal quarters of 2004, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

During the course of the fiscal year ended December 31, 2004, management completed the documentation, testing and evaluation of Citrix’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young at Committee meetings held throughout the year. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as Ernst & Young’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in the fiscal year ending December 31, 2005.

The Audit Committee monitors the activity and performance of Ernst & Young. All services to be provided by Ernst & Young are pre-approved by the Audit Committee. The Audit Committee’s evaluation of the performance of Ernst & Young included, among other things, the amount of fees paid to Ernst & Young for audit and permissible non-audit services in 2004. Information about Ernst & Young’s fees for 2004 is discussed below in this Proxy Statement under “Ratification of Appointment of Independent Auditors.” Based on its evaluation, the Audit Committee has retained Ernst & Young to serve as the Company’s auditors for the fiscal year ending December 31, 2005.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Gary E. Morin (Chair)

Murray J. Demo

Stephen M. Dow

For more information about our Audit Committee and its charter, you are invited to access the Corporate Governance section of the Company’s website available at http://www.citrix.com/site/aboutCitrix/governance/.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following table sets forth summary compensation information for our Chief Executive Officer and the four other most highly compensated executive officers (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation Awards(2)
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Securities Underlying Options(#)	All Other Compensation($)
Mark B. Templeton	2004	457,750	422,592		75,000	8,862(4), 1,741(5), 9,614(8)
President, Chief Executive	2003	432,500	703,735		75,000	6,551(4), 1,209(5)
Officer and Director	2002	412,333	245,864		137,500	4,870(4), 5,501(5)

John C. Burris	2004	313,325	229,485		75,000	16,434(4), 6,122(5), 5,629(8)
Senior Vice President,	2003	299,567	505,064		35,000	6,315(4), 4,584(5)
Worldwide Sales and Services	2002	285,333	200,660		108,750	3,932(4), 4,148(5)

David J. Henshall	2004	285,312	196,812		60,000	4,130(3), 6,500(5), 2,222(8)
Vice President and	2003	196,875	416,732	(7)	200,000	52,178(3), 4,149(5)
Chief Financial Officer

David R. Friedman	2004	292,575	156,228		30,000	6,000(5), 2,819(8)
Vice President, General Counsel	2003	280,833	332,161		35,000	107,971(3), 6,000(5),
and Secretary	2002	68,750	—		165,000	17,883(3)

Stefan Sjostrom	2004	357,572	286,422		35,000	10,208(4), 34,995(6)
Vice President, EMEA	2003	316,044	375,758		32,000	44,391(6)
	2002	257,216	157,381		82,250	19,662(6)

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2)	The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended December 31, 2004, 2003 and 2002.

(3)	Consists of relocation expenses.

(4)	Consists of spousal travel reimbursement.

(5)	Consists of employer match for 401(k) plan.

(6)	Consists of housing allowance.

(7)	Includes a sign-on bonus of $100,000.

(8)	Consists of premiums for split dollar life insurance plan.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the year ended December 31, 2004, pursuant to the Company’s 1995 Stock Plan and Amended and Restated 2000 Director and Officer Stock Option and Incentive Plan to each of the Named Executive Officers.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price(2) ($/Share)	Expiration Date	5%($)	10%($)
Mark B. Templeton	37,500	0.67	22.47	4/13/09	232,802	514,431
	37,500	0.67	17.55	8/02/09	181,828	401,792
John C. Burris	25,000	0.45	22.47	4/13/09	155,202	342,954
	25,000	0.45	17.55	8/02/09	121,219	267,862
	25,000	0.45	22.94	10/25/09	158,447	350,127
David J. Henshall	17,500	0.31	22.47	4/13/09	108,641	240,068
	17,500	0.31	17.55	8/02/09	84,853	187,503
	25,000	0.45	22.94	10/25/09	158,447	350,127
David R. Friedman	15,000	0.27	22.47	4/13/09	93,121	205,773
	15,000	0.27	17.55	8/02/09	72,731	160,717
Stefan Sjostrom	12,500	0.22	22.47	4/13/09	77,601	171,477
	22,500	0.40	17.55	8/02/09	109,097	241,075

(1)	These options vest over 3 years at a rate of 33.3% of the shares underlying the option one year from the date of the grant and at a rate of 2.7%, monthly, thereafter.

(2)	The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of Common Stock on the date of grant. The fair market value per share of Common Stock as of the Record Date was $23.80.

(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company’s Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregate Option Exercises and Year-End Values

The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 2004, and the year-end value of unexercised options.

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Numbers of Securities Underlying Unexercised Options at December 31, 2004 Exercisable/Unexercisable(#)	Value of Unexercised In- the-Money Options at December 31, 2004 Exercisable/ Unexercisable($)(2)
Mark B. Templeton	—	—	2,011,458 / 191,042	$9,656,322 / $1,514,173
John C. Burris	30,624	$571,138	435,829 / 144,297	$729,912 / $1,016,313
David J. Henshall	—	—	83,333 / 176,667	$841,663 / $1,372,087
David R. Friedman	—	—	62,864 / 127,136	$1,033,877 / $1,711,098
Stefan Sjostrom	27,187	$459,186	233,432 / 101,631	$354,767 / $781,473

(1)	Amounts disclosed in this column were calculated based on the difference between the fair market value of the Company’s Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act.

(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2004, the fiscal year-end ($24.46 per share), multiplied by the number of shares underlying the option.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2004, with respect to the securities authorized for issuance to the Company’s employees and directors under the Company’s equity compensation plans, consisting of the following:

•	the Amended and Restated 1995 Stock Plan (“1995 Stock Plan”);

•	the Third Amended and Restated 1995 Employee Stock Purchase Plan (“1995 Purchase Plan”);

•	the Second Amended and Restated 2000 Director and Officer Stock Option and Incentive Plan (“2000 Plan”);

•	the Amended and Restated 1995 Non-Employee Director Stock Option Plan (“Director Option Plan”);

•	the Amended and Restated 2000 Stock Incentive Plan of Net6, Inc. (the “2000 Net6 Plan”); and

•	the Amended and Restated 2003 Stock Incentive Plan of Net6, Inc. (the “2003 Net6 Plan”).

Equity Compensation Plan Information

	(A)	(B)	(C)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	36,876,000	$25.23	42,872,000
Equity compensation plans not approved by security holders	52,000	3.86	—

Total	36,928,000	$25.20	42,872,000

Stock Plans

The Company currently has six stock option and ownership plans: the 1995 Stock Plan, the 1995 Purchase Plan, the 2000 Plan, the Director Option Plan the 2000 Net6 Plan and the 2003 Net6 Plan. With the exception of the Net6 Plans which were inherited by the Company as a result of the Company’s recent acquisition of Net6 and pursuant to which no further option grants or stock awards may be granted, each of the Company’s stock option and ownership plans is administered by the Compensation Committee of the Board of Directors. Other than the Net6 Plans, all of the Company’s plans have been approved by the Company’s stockholders. Set forth below is a description of the Net6 Plans.

2000 Net6 Plan

The 2000 Net6 Plan was originally adopted and approved by the Board of Directors and stockholders of Net6 on January 19, 2001. The 2000 Net6 Plan and the outstanding unvested stock options under the 2000 Net6 Plan (the “2000 Assumed Options”) were assumed by the Company on December 8, 2004 in connection with the Company’s acquisition of Net6. Under the terms of the 2000 Net6 Plan, Net6 was authorized to grant ISOs and NSOs and to make stock awards to employees, directors, officers and consultants of Net6. The 2000 Net6 Plan, as amended and restated, provides for the issuance of a maximum of 167,850 (as adjusted for stock splits) shares of Common Stock. As of December 8, 2004, however, the Company’s Board of Directors resolved to cap the 2000 Net6 Plan with 7,861 shares of the 2000 Assumed Options outstanding and to make no further option grants or stock awards under the 2000 Net6 Plan. ISOs were granted at exercise prices no less than the fair market value at the date of grant, except for ISOs granted to employees who owned more than 10% of Net6’s combined voting power, for which the exercise prices were no less than 110% of the fair market value at the date of grant. NSOs were granted at exercise prices no less than 85% of the fair market value at the date of grant. Stock awards were authorized at prices established by the Board of Directors of Net6. ISOs and NSOs expire five or ten years from the original grant date depending on the applicable option agreement. All options are exercisable upon vesting. The 2000 Assumed Options generally vest over four years with 25% of the shares underlying the option vesting one year from the original grant date and at a rate of 2.08% monthly thereafter.

2003 Net6 Plan

The Company’s 2003 Net6 Plan was originally adopted and approved by the Board of Directors and stockholders of Net6 on May 15, 2003. The 2003 Net6 Plan and the outstanding unvested stock options under the 2003 Net6 Plan (the “2003 Assumed Options”) were assumed by the Company on December 8, 2004 in connection with the Company’s acquisition of Net6. Under the terms of the 2003 Net6 Plan, Net6 was authorized to grant ISOs and NSOs and to make stock awards to employees, directors, officers and consultants of Net6. The 2003 Net6 Plan, as amended and restated, provides for the issuance of a maximum of 102,575 (as adjusted for stock splits) shares of Common Stock. As of December 8, 2004, however, the Company’s Board of Directors resolved to cap the 2003 Net6 Plan with 43,685 shares of the 2003 Assumed Options outstanding and to make no further option grants or stock awards under the 2003 Net6 Plan. ISOs were granted at exercise prices no less than the fair market value at the date of grant, except for ISOs granted to employees who owned more than 10% of Net6’s combined voting power, for which the exercise prices were no less than 110% of the market value at the date of grant. NSOs were granted at exercise prices established by the Board of Directors of Net6, provided that NSOs granted to certain Net6 officers were granted at no less than fair market value at the date of grant. Stock awards were authorized at prices established by the Board of Directors of Net6, provided that stock awards made to certain Net6 officers were made at no less than fair market value at the date of award. ISOs and NSOs expire five or ten years from the original grant date depending on the applicable option agreement. All options are exercisable upon vesting. The 2003 Assumed Options generally vest over four years with 25% of the shares underlying the option vesting one year from the original grant date and at a rate of 2.08% monthly thereafter.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

This report is submitted by the Compensation Committee of the Board of Directors, which administered the Company’s executive compensation program during the fiscal year ended December 31, 2004. The Compensation Committee currently consists of Messrs. Bogan, Sullivan and White. In February 2005, Mr. Sullivan replaced Kevin Compton on the Compensation Committee; Mr. Compton served on the Committee throughout 2004. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq and the SEC. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders in accordance with applicable rules and regulations. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Committee. In 2004 similar to prior years, the Compensation Committee considered the advice of independent outside consultants in determining the amounts and types of compensation the Company pays its executive officers. The independent outside consultant made recommendations to the Compensation Committee with respect to each executive officer’s base pay, the overall incentive compensation plan arrangement and stock option grants. The Compensation Committee also (i) reviews and makes recommendations to the management of the Company on Company-wide compensation programs and practices, (ii) approves the salary, bonus, equity and other compensation arrangements of the Company’s senior executive officers reporting directly to the Chief Executive Officer, (iii) recommends, subject to approval by the entire Board of Directors, the salary, bonus, equity and other compensation arrangements of the Company’s Chief Executive Officer, (iv) reviews and approves the fees and retention terms of any independent experts and consultants and (v) recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as stock options or otherwise thereunder).

Overview and Philosophy. The Company uses its compensation programs to achieve the following objectives:

•	To provide compensation that attracts, motivates and retains the best talent and highest caliber executives to serve the Company and help it to achieve its strategic objectives.

•	To align management’s interest with the success of the Company.

•	To align management’s interest with stockholders by including long-term equity incentives.

•	To align compensation with the Company’s quarterly operational and annual and long-term financial goals.

•	To provide management with performance goals that are directly linked to the Company’s annual plan for growth and profit.

Compensation under the executive compensation program is composed of cash compensation in the form of base salary, incentive bonuses and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Company’s 401(k) Plan and the 1995 Employee Stock Purchase Plan.

Base Salary. Each year we survey the executive compensation practices of our peer group companies and of the software industry group overall. Compensation levels for each of the Company’s executive officers, including the President and Chief Executive Officer, are generally targeted to the middle of the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at our peer group companies and within the overall software industry group. In setting compensation levels, the Compensation Committee also takes into account such factors as (i) the scope and strategic impact of the executive officers’ responsibilities, (ii) the Company’s past financial performance and future expectations, (iii) the Company’s long-term goals and strategies, (iv) the performance and experience of each individual, (v) past salary levels of each individual and of the officers as a group, (vi) the amount of base salary in the context of the executive officer’s total compensation and other benefits, and (vii) for each executive officer, other than the Chief Executive Officer, the evaluations and recommendations of the President and Chief Executive Officer.

The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors. Generally, salary decisions for the Company’s executive officers are made near the beginning of each calendar year. Fiscal 2004 base salaries were determined by the Compensation Committee after considering these factors.

Incentive Compensation. The Compensation Committee determined the amount of incentive compensation paid to each of the executive officers in fiscal 2004 based upon a consideration of a number of factors according to the executive officer’s position. For executives participating in the Company’s standard incentive compensation program, which includes all executives other than those specifically described below, incentive bonuses in fiscal 2004 were paid to officers based upon the achievement of (i) specific financial goals and (ii) specific personal and organizational goals. The financial component comprised 70% of such executives’ incentive bonus, based upon a number of weighted factors and was paid in a single installment after the Company’s annual financial results were determined. The organizational component comprised 30% of such executives’ incentive bonus, based upon established personal and organizational goals, and was paid quarterly. The incentive compensation also provided for a premium or penalty, to be applied in the event of over or under- achievement of the weighted factors, as the case may be. The factors used in determining the financial component of the incentive compensation for executive officers participating in this standard program were bookings objectives, new products bookings objectives and operating margin. Incentive compensation in 2004 was down from 2003 with respect to each executive primarily due to over-achievement in 2003.

The Company’s Senior Vice President, Worldwide Sales and Services and all vice presidents responsible for the management of defined geographic regions were paid bonuses on a schedule different from the standard program. Both the financial and organizational components were paid on a quarterly basis for these executives. The financial component of the plan for the Senior Vice President, Worldwide Sales was based on worldwide bookings, operating margin and new product bookings, while the plan for each of the vice presidents responsible for the management of defined geographic regions was based on the bookings and new product bookings in his specific geographic area.

Citrix Online executives received incentive compensation in accordance with the standard program, except the factors used to calculate the financial component of these executives’ bonus were achievement of divisional bookings and divisional target expenses. Additionally, they were paid bonuses on a schedule different from the standard program. Both the financial and organizational components were paid on a quarterly basis for these executives.

The Company’s President and Chief Executive Officer and the Company’s Vice President and Chief Financial Officer received incentive compensation based solely upon their achievement of specific financial goals. The factors used in determining the incentive compensation for these executives were the Company’s revenue, new product bookings objectives and earnings per share.

Stock Options. The Compensation Committee believes that long-term incentive compensation in the form of stock options helps to align the interests of management and stockholders and is an important component of the Company’s overall compensation scheme. In addition to an executive’s past performance, the Company’s desire to retain individuals important to the strategic success of the Company is weighed heavily in the determination of stock option grants. The Compensation Committee believes that long-term incentive compensation in the form of stock options can be an extremely effective incentive for superior performance leading to long-term stockholder value.

When establishing stock option grant levels for executive officers, the Compensation Committee considers the existing levels of stock ownership among such executive officers relative to each other and to the employees of the Company as a whole, previous grants of stock options to such executive officers, vesting schedules of previously granted options, peer group benchmarks and the current stock price. Options granted in fiscal 2004 were granted at an exercise price per share equal to the market value of the Common Stock, as determined by the Compensation Committee. The Compensation Committee reviews all option grants to executive officers and considers the number of Company options outstanding as a factor in its determinations with respect to overall compensation for each of the executive officers. For additional information regarding the grant of options, see “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase the Company’s Common Stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees. Executive officers receive higher life, accidental death and dismemberment and disability insurance benefits than other employees. In addition, one executive officer receives a housing allowance.

Chief Executive Officer Compensation.

Base Salary.

In 2004, the Company’s President and Chief Executive Officer, Mark B. Templeton, received salary compensation of $457,750. In addition to the other factors described above, the increase of Mr. Templeton’s annual salary from $432,500 to $457,750 was based on an assessment of salaries paid to chief executive officers at our peer group companies and within the overall software industry group, the advice of an independent consultant and an assessment of Mr. Templeton’s performance and expected strategic contributions to the Company’s planned objectives. As part of this assessment, the Compensation Committee considered performance evaluations of Mr. Templeton by the Board of Directors.

Incentive Compensation.

Mr. Templeton was awarded a bonus of $422,592 based on the factors identified above, namely the Company’s revenue, new product bookings objectives and earnings per share for the fiscal year. Because of the Company’s strong results of operations in 2004, Mr. Templeton achieved his incentive compensation targets.

Stock Options.

In addition, in April and August of 2004, Mr. Templeton was granted options to purchase 37,500 and 37,500 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Mr. Templeton’s performance during the year and importance to the future strategic success of the Company. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

Named Executive Officers’ Compensation.

John C. Burris’ Compensation.

Base Salary.

In 2004, Mr. Burris received salary compensation of $313,325. The increase of Mr. Burris’ annual salary from $299,567 to $313,325 was based on an assessment of salaries paid to similar executive officers at our peer group companies and within the overall software industry group, the advice of an independent consultant and an assessment of Mr. Burris’ performance and expected strategic contributions to the Company’s planned objectives.

Incentive Compensation.

Mr. Burris was awarded a bonus of $229,485 based on the factors identified above, namely the Company’s bookings objectives, new products bookings objectives, operating margin and individual performance objectives.

Stock Options.

In addition, in and April, August and October of 2004, Mr. Burris was granted options to purchase 25,000, 25,000 and 25,000 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Mr. Burris’ expanded scope of responsibilities, performance during the year and importance to the future strategic success of the Company. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

David J. Henshall’s Compensation.

Base Salary.

In 2004, Mr. Henshall received salary compensation of $285,312. The increase of Mr. Henshall’s annual salary from $275,000 to $285,312 was based on an assessment of salaries paid to similar executive officers at our peer group companies and within the overall software industry group, the advice of an independent consultant and an assessment of Mr. Henshall’s performance and expected strategic contributions to the Company’s planned objectives.

Incentive Compensation.

Mr. Henshall was awarded a bonus of $196,812 based on the factors identified above, namely the Company’s revenue, new product bookings objectives and earnings per share.

Stock Options.

In addition, in April, August and October 2004, Mr. Henshall was granted an option to purchase 17,500, 17,500 and 25,000 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Mr. Henshall’s expanded scope of responsibilities, performance during the year and importance to the future strategic success of the Company. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

David R. Friedman’s Compensation.

Base Salary.

In 2004, Mr. Friedman received salary compensation of $292,575. The increase of Mr. Friedman’s annual salary from $280,833 to $292,575 was based on an assessment of salaries paid to similar executive officers at our peer group companies and within the overall software industry group, the advice of an independent consultant and an assessment of Mr. Friedman’s performance and expected strategic contributions to the Company’s planned objectives.

Incentive Compensation.

Mr. Friedman was awarded a bonus of $156,228 based on the factors identified above, namely the Company’s bookings objectives, new products bookings objectives, operating margin and individual performance objectives.

Stock Options.

In addition, in April and August of 2004, Mr. Friedman was granted options to purchase 15,000 and 15,000 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Mr. Friedman’s performance during the year and importance to the future strategic success of the Company. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

Stefan Sjostrom’s Compensation.

Base Salary.

In 2004, Mr. Sjostrom received salary compensation of $357,572. The increase of Mr. Sjostrom annual salary from $316,044 to $357,572 was based on an assessment of salaries paid to similar executive officers at our peer group companies and within the overall software industry group, the advice of an independent consultant and an assessment of Mr. Sjostrom’s performance and expected strategic contributions to the Company’s planned objectives.

Incentive Compensation.

Mr. Sjostrom was awarded a bonus of $286,422 based on the factors identified above, namely the Company’s bookings objectives for the EMEA region, new products bookings objectives in the EMEA region, operating margin and individual performance objectives.

Stock Options.

In addition, in April and August 2004, Mr. Sjostrom was granted options to purchase 12,500 and 22,500 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Mr. Sjostrom’s performance during the year and importance to the future strategic success of the Company. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Company’s present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Thomas F. Bogan (Chair)

Godfrey R. Sullivan

John W. White

For more information about our Compensation Committee and its charter, you are invited to access the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Compensation Committee Interlocks and Insider Participation

During 2004, Messrs. Bogan, Compton and White served as members of the Compensation Committee. In February 2005, Mr. Sullivan replaced Kevin Compton on the Compensation Committee; Mr. Compton served on the Committee throughout 2004. No member of the Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During the last year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Compensation of Directors

Employee-directors do not receive cash compensation for their service as members of the Board of Directors. During 2004, non-employee directors received a fee of $1,800 for each meeting of the Board of Directors that they attended in person, $500 for each meeting of the Board of Directors that they participated in via telephone, $800 for each meeting of the Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee that they attended regardless of whether such meeting was in person, and $1,500 for each meeting of the Audit Committee that they attended regardless of whether such Audit Committee meeting was in person. In addition, a director receives an annual fee of $5,000 for serving as Chair of the Audit Committee and $2,500 for serving as a chair of any other committee of the Board of Directors, except for the Finance Committee Chair if the Finance Committee Chair is also Chair of the Audit Committee. Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any of its committees that are conducted in person.

Non-employee directors have historically been eligible for participation in the Director Option Plan. The Director Option Plan was originally adopted by the Board of Directors on September 28, 1995 and approved by the Company’s stockholders in October 1995. The Director Option Plan provides for the grant of options to purchase a maximum of 3,600,000 (adjusted for stock splits) shares of Common Stock to non-employee directors of the Company. Pursuant to the Director Option Plan, each non-employee director is eligible to receive an initial grant of an option to purchase 60,000 shares of Common Stock and an annual grant of an option to purchase 20,000 shares of Common Stock on the first business day of the month following the Annual Meeting of Stockholders, provided that no annual grant shall be granted to any non-employee director in the same calendar year that such person received his or her initial grant. The initial grant vests 33.3% after the conclusion of the first year and 2.7% per month over the remaining two years. The annual grant vests in equal monthly increments over a period of one year. The exercise price per share for all options granted under the Director Option Plan will be equal to 100% of the fair market value per share of the Common Stock as of the date of grant. As of the Record Date, 1,352,101 options were issued and outstanding under the Director Option Plan, of which options for approximately 1,207,987 shares were then exercisable.

In the interest of good corporate governance and to further align the interests of members of the Board of Directors with the Company’s stockholders, the Nominating and Corporate Governance Committee of the Board of Directors has adopted stock ownership guidelines for directors. Pursuant to these guidelines, each director of the Company is expected to hold at least 3,000 shares of the Company’s common stock for so long as he is a director or, in the case of certain shares acquired upon the exercise of a stock option, for nine months after termination of his service on the Board of Directors. Directors are expected to meet the standards set forth in the guidelines within three years after the date of his election to the Board of Directors.

Certain Business Relationships and Related Transactions

In August 2004, Brett M. Caine succeeded Andreas von Blottnitz as President of the Company’s Citrix Online Division (the former Expertcity.com, Inc. which the Company acquired in February 2004). The acquisition agreement between the Company and Expertcity provided for additional purchase price consideration of up to approximately 0.6 million shares of the Company’s Common Stock to be issued to the Expertcity stockholders, including Mr. Caine, in the event certain revenue and other financial milestones were achieved by the Expertcity business in 2004. For purposes of calculating the number of shares of the Company’s Common Stock issued to the Expertcity stockholders, the acquisition agreement provides that shares of the Company’s Common Stock issued as initial consideration and additional purchase price consideration be valued based on the average closing price of the Company’s Common Stock for the ten trading days ended two trading days prior to the closing of the acquisition, or $20.12 per share. Pursuant to these provisions, Mr. Caine received an additional 2,640 shares of the Company’s Common Stock on March 8, 2005.

Stock Performance Graph

The Stock Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Company’s Common Stock during the period from December 31, 1999 through December 31, 2004, with the cumulative total return on the Center for Research in Securities Prices Index for The Nasdaq Stock Market National Market Index (“Nasdaq U.S. Index”), the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and the Prepackaged Software (SIC Code 7372) Index (“Peer Group Index”). The comparison assumes $100 was invested on December 31, 1999, in the Company’s Common Stock, in the Peer Group, the Nasdaq U.S. Index and the S&P 500 Index and assumes reinvestment of dividends, if any.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CITRIX SYSTEMS, INC.,

S&P 500 INDEX, NASDAQ U.S. INDEX AND PEER GROUP INDEX

	Years Ending
Company Name / Index	Base Period Dec 99	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04
CITRIX SYSTEMS, INC.	100	36.59	36.85	20.03	34.41	39.77
S&P 500 INDEX (1)	100	90.90	80.09	62.39	80.29	89.03
NASDAQ U.S. INDEX	100	60.31	47.84	33.07	49.45	53.81
PEER GROUP	100	55.66	46.66	31.75	41.30	45.03

(1)	On December 21, 2000, the Company was included in the S&P 500 Index.

The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Standard & Poor’s, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information. No portions of this graph shall be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this graph appears, except to the extent that the Company specifically incorporates this graph or a portion of it by reference. In addition, this graph shall not be deemed filed under either the Securities Act or the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2004, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2004.

PROPOSAL 2

APPROVAL OF 2005 EQUITY INCENTIVE PLAN

We are requesting that the stockholders vote in favor of adopting the 2005 Equity Incentive Plan (the “2005 Plan”), which was approved by the Board on March 24, 2005. If adopted, this 2005 Plan will replace our three existing stock option plans, one in advance of its expiration and two that are expiring this year, and will become the sole plan for providing stock-based incentive compensation to eligible employees and non-employee directors. We firmly believe that a broad-based stock option program is a necessary and powerful employee incentive and retention tool that benefits all of Citrix’s stockholders. The following summary of certain major features of the 2005 Plan is subject to the specific provisions contained in the full text of the 2005 Plan set forth as Exhibit A.

Approval of the 2005 Plan is intended to enable Citrix to achieve the following objectives:

1.	The continued ability to offer stock-based incentive compensation to substantially all of Citrix’s eligible employees and non-employee directors. Stock options are a key component of Citrix’s overall compensation philosophy. Citrix maintains a broad-based option plan. In fact, options granted to our five most highly compensated executives accounted for just 0.23% and 0.16% of our total outstanding shares for 2003 and 2004, respectively. The Citrix 1995 Stock Plan expires in September of this year. In order to continue to offer stock-based incentive compensation, Citrix will need a new plan.

2.	The elimination of Citrix’s other stock plans. Upon approval of the 2005 Plan, the 2005 Plan will be the only stock option plan available for future grants. No further grants will be made from the 1995 Stock Plan, the 1995 Non-Employee Director Stock Option Plan, and the 2000 Director and Officer Stock Option and Incentive Plan.

3.	The proactive reduction of Citrix’s total stock dilution. For the past two years, we have actively reduced our dilution by the following actions: (1) we have reduced the number of options given to our employees; and (2) we have reduced the life of options granted from 10 to 5 years. As a result, our gross burn rate was reduced to 3.6% of our total outstanding shares in 2003 and 3.3% in 2004. Including forfeitures, our net burn rate was 1.0% and 1.9% for the same periods. Excluding options assumed and granted to companies acquired by us in 2004, our gross and net burn rates in 2004 were 2.1% and 0.6%, respectively.

4.	Continuation of responsible compensation and governance best practices. The 2005 Plan prohibits stock option repricing, as well as the use of discounted stock options and reload option grants, and contains no evergreen features (which provide for automatic replenishment of authorized shares available under the plan). In the interest of good corporate governance, the Company has not conducted an exchange program for underwater stock options. Had we done so, this would have also significantly reduced our overhang.

Our total overhang has also been impacted by an active stock repurchase program, initiated in July 2000. During the five-year period ending December 31, 2004, the company has repurchased 42.6 million shares under this program. The Company believes that its stock repurchase program represents a valuable use of cash that has improved shareholder value. Overhang is calculated as total options outstanding divided by the total shares outstanding. Because overhang increases as total shares outstanding decrease, the effect of our stock repurchase program has been to increase our overhang by more than 25%. Specifically, if the Company had not repurchased 42.6 million shares under the program to date, overhang as of December 31, 2004 would have been 17.3% instead of 21.7%.

Background on Stock Compensation at Citrix

The use of stock options has long been a vital component of Citrix’s overall compensation philosophy, which is premised on the principle that any long-term pay-for-performance incentive compensation should be closely aligned with stockholders’ interests. Over the years, we believe that we have been very successful in achieving this objective through the use of fixed-price stock options for the majority of our employees. Fixed-price stock options align employees’ interests directly with those of other stockholders, because an increase in stock price after the date of award is necessary for employees to realize any value, thus rewarding employees only upon improved stock price performance.

We believe that stock options, the core of Citrix’s long-term employee incentive and retention program, have been effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company. Citrix’s compensation programs include base salary, incentive compensation tied to Company financial and personal goals as well as equity compensation. Citrix has a long history of linking employee compensation to the Company’s long-term stock performance. For more than 10 years, we have been granting stock options to employees. We believe that broad-based stock option grants focus employees at every level of the Company on the same performance improvement goals, and have embedded in the Company’s culture the necessity for employees to think and act as stockholders. As a result, under our current stock option program, all general full-time and part-time employees are eligible for stock option grants upon hire with Citrix. Annual grants are made to a subset of all eligible employees in connection with a focused evaluation of strategic value and in cases of extraordinary performance. We strongly believe that stock-based compensation should not be limited to senior management and that all employees, regardless of role or responsibility, should have a stake in the future of the Company. Over the last five years, only 7.4% of all option grants were made to the Company’s five most highly compensated executive officers. We believe that our focus on pay-for-performance, as well as broad-based employee participation as stockholders, have been key contributing factors in enabling Citrix’s growth. Please read the “Report of Compensation Committee of the Board of Directors on Executive Compensation” included in this Proxy Statement for additional information on our compensation programs.

Without an equity compensation program, Citrix would be forced to consider cash alternatives to provide a market competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future success of the Company. These cash alternatives would then reduce the cash available for investment in innovation and technology. We intend to continue to use stock options and evaluate other equity-based compensation vehicles, such as restricted stock, stock units and stock appreciation rights, as our primary means of providing equity compensation to our employees.

We strongly believe that our equity compensation programs and emphasis on employee stock ownership have been integral to our success in the past and will be important to our ability to achieve consistent performance in the years ahead. We believe that consistent performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved Company performance and stockholder returns. Therefore, we consider approval of the 2005 Plan vital to Citrix’s future success.

Purpose of the 2005 Plan

The 2005 Plan will allow Citrix, under the direction of the Compensation Committee, to make broad-based grants of stock options, restricted stock, stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, to employees and to non-employee directors through March 24, 2015. The purpose of these stock awards is to attract and retain talented employees, further align employee and stockholder interests, continue to closely link employee compensation with Company performance, and maintain a culture of ownership. If approved, the proposed 2005 Plan will provide an essential component of the total compensation package offered to employees, reflecting the importance that Citrix places on motivating and rewarding superior results with long-term, performance-based incentives.

Key Terms

The following is a summary of the key provisions of the 2005 Plan.

Plan Term:	March 24, 2005 to March 24, 2015

Eligible Participants:	All full-time and part-time employees of the Company and its subsidiaries or affiliates, where legally eligible to participate, consultants and non-employee directors of the Company.

Shares Authorized:	10,100,000, subject to adjustment only to reflect stock splits and similar events.

Shares Authorized as a Percent of	6%
Outstanding Common Stock:

Award Types:	1. Non-qualified and incentive stock options

2. Restricted stock

3. Restricted stock units

4. Stock appreciation rights

5. Performance units

6. Stock grants

Award Terms:	Awards shall not have a term of more than 10 years.

162(m) Share Limits:	So that awards may qualify under Section 162(m) of the Tax Code, which permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1,000,000 paid to certain specified senior executives, the 2005 Plan limits awards to individual participants to no more than 1,000,000 shares granted to an individual participant annually.

This limit is greater than the number of options that Citrix has granted to any individual in the past.

Shares Authorized for Restricted Stock, Restricted Stock Units, Performance Units or Stock Grants:	Maximum of 500,000 shares.

Vesting:	Vesting schedules and performance vesting criteria, if any, will be established by award at grant date.

Not Permitted:	1. Granting stock options or stock appreciation rights at a price below market price on the date of grant.

2. Repricing, or reducing the exercise price of a stock option or stock appreciation right without stockholder approval.

3.      Amending or canceling stock options or stock appreciation rights for the purpose of repricing, replacing or regranting such option or stock appreciation right with an exercise price that is less than the original exercise price of such option or stock appreciation right.

4. Reload grants or the granting of options conditional upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option.

Eligibility

Only employees of Citrix and its subsidiaries and affiliates, consultants and non-employee directors of Citrix, are eligible to receive awards under the 2005 Plan. The Compensation Committee will determine which employees will participate in the 2005 Plan. As of the Record Date, there were approximately 2,722 employees and 6 non-employee directors who are eligible to participate in the 2005 Plan.

Awards

The 2005 Plan allows the Compensation Committee to grant stock options, stock appreciation rights, restricted stock, performance units, stock awards or restricted stock units, any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the Compensation Committee has the discretionary authority to determine the size of an award. The addition of performance-based requirements will be considered in light of the Company’s total compensation program and the significant level of pay-for-performance requirements already incorporated into its compensation practices.

Vesting and Exercise of Stock Options

The exercise price of stock options granted under the 2005 Plan may not be less than the market value of the common stock on the date of grant (fair market value is the closing price for the common stock as reported on the Nasdaq National Market, or on any national securities exchange on which the common stock is then listed, for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported). As of March 24, 2005, the closing sales price of Citrix common stock was $23.66 per share. The option term may not be longer than 10 years. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable, including the establishment of required performance vesting criteria, if any. Citrix may require, prior to issuing common stock under the 2005 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements.

Vesting of Restricted Stock and Stock Unit Awards

The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock and stock unit awards contingent upon continued employment with Citrix, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Tax Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award. Among other things,

1. Operating margin, gross margin or profit margin	2. Performance relative to peers

3. EPS or pro forma EPS	4. Divisional or operating segment financial and operating performance

5. Revenue or bookings	6. Total return on shares of common stock relative to increase in appropriate stock index selected by Committee

7. Expenses or operating expenses	8. Other financial measures determined by the Committee

9. Attainment of strategic and operational objectives	10. Customer satisfaction indicators

11. Completion of number of years of service with Citrix	12. Cash flow

13. Net income, operating income or pre-tax income	14. Stock price increase

15. Growth or growth rates with respect to any of the foregoing measures	16. Other performance measures determined by the Committee

17. Any combination of the foregoing

To the extent that an award under the 2005 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board.

The Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria to exclude any of the following events that occur during a performance period:

•	Asset write-downs or impairment;

•	Litigation or claim judgments or settlements;

•	The effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	Accruals for reorganization and restructuring programs;

•	Any extraordinary non-recurring items including those described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; and

•	Any other extraordinary items adjusted from the Company’s U.S. GAAP results in the Committee’s discretion.

Notwithstanding satisfaction or completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee, in its sole discretion, determines.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2005 Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion to permit the transfer of an award.

Administration

The Compensation Committee, which is made up entirely of independent directors, will administer the 2005 Plan. The Compensation Committee will determine who receives awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2005 Plan, establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2005 Plan and establish, amend and rescind any rules relating to the 2005 Plan. The Compensation Committee may delegate to an executive officer or officers the authority to grant awards under the 2005 Plan to employees who are not officers, and to consultants or advisors, in accordance with such guidelines as the Committee shall set forth at any time or from time to time

Amendments

The Board may at any time terminate the 2005 Plan or make such modifications of the 2005 Plan as it shall deem advisable; provided that the Board will not modify or amend the 2005 Plan without stockholder approval to the extent required by the Tax Code or the rules of Nasdaq or the SEC. In addition, the Board will not amend the provisions prohibiting repricing or reload grants. Unless the Board otherwise expressly provides, no amendment of the 2005 Plan shall affect the terms of any Award outstanding on the date of such amendment.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of Citrix’s common stock or any similar event affecting Citrix’s common stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the 2005 Plan, and subject to the various limitations set forth in the 2005 Plan, the number and kind of shares subject to outstanding awards under the 2005 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

Acquisitions

Effective upon the consummation of an Acquisition (as defined below), the Compensation Committee or the board of directors of the surviving or acquiring entity, shall, as to outstanding awards (on the same basis or on different bases as the Committee shall specify), make appropriate provision for the continuation of such awards by the Company or the assumption of such awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such awards either (i) the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition (net of any exercise price of such awards), (ii) shares of stock of the surviving or acquiring entity or (iii) such other securities or other consideration as the Compensation Committee deems appropriate, the fair market value of which shall not materially differ from the fair market value of the shares of common stock subject to such awards immediately preceding the Acquisition. In the event such surviving or acquiring entity (if any) does not assume or substitute awards, such awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

In addition to or in lieu of the foregoing, with respect to outstanding options, the Compensation Committee may, upon written notice to the affected optionees, provide that one or more options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such options shall terminate, or provide that one or more options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value for the shares subject to such options over the exercise price thereof. Unless otherwise determined by the Compensation Committee, and assuming there is no acceleration of vesting as provided in subsection (a), any repurchase rights or other rights of the Company that relate to an option or other award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an option or other award. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

Notwithstanding anything to the contrary in the 2005 Plan, the Compensation Committee may provide that the vesting of any or all awards shall accelerate upon an Acquisition. In such case, such awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

Notwithstanding anything to the contrary in the 2005 Plan, in the event of an involuntary termination of services for any reason other than death, disability or Cause (as defined in the 2005 Plan) within 6 months following the consummation of an Acquisition, any awards assumed or substituted in an Acquisition which are subject to vesting conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full. All such accelerated awards shall be exercisable for a period of one (1) year following termination, but in no event after expiration date of such award.

In the event of an Acquisition while a participant is a non-employee director, the vesting of any and all awards held by such participant shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

Under the 2005 Plan, an “Acquisition” is defined as a (i) merger or consolidation of the Company into another person (i.e., which merger or consolidation the Company does not survive), (ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions (other than in a spin-off or similar transaction), unless, in the case of foregoing clauses (i) and (ii), securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, (iii) any person or group directly or indirectly acquires beneficial ownership of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend the stockholders accept, or (iv) any other acquisition of the business of the Company in which a majority of the Board votes in favor of a decision that an Acquisition has occurred.

U.S. Tax Consequences

Stock option grants under the 2005 Plan may be intended to qualify as incentive stock options under Section 422 of the Tax Code or may be non-qualified stock options governed by Section 83 of the Tax Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. Citrix will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and Citrix will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Citrix may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock and restricted stock units are also governed by Section 83 of the Tax Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

As described above, awards granted under the 2005 Plan may qualify as “performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by Citrix with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to one of Citrix’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2005 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

For a discussion of Citrix’s executive compensation philosophy, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE CITRIX SYSTEMS, INC. 2005 EQUITY INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF CITRIX SYSTEMS, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN

General

On March 24, 2005, the Board of Directors approved the Citrix Systems, Inc. 2005 Employee Stock Purchase Plan (the “2005 ESPP”), subject to stockholder approval. There are 15,000,000 shares of common stock reserved for issuance under the 2005 ESPP. The Board of Directors adopted the 2005 ESPP in connection with the upcoming termination of our Third Amended and Restated 1995 Employee Stock Purchase Plan (the “Current ESPP”), which will terminate according to its terms in September 2005. The following summary of certain major features of the 2005 ESPP is subject to the specific provisions contained in the full text of the 2005 ESPP set forth as Exhibit B.

The Board of Directors believes it is in the best interest of Citrix and its stockholders that the 2005 ESPP be approved. Stockholders are requested in this proposal to approve the 2005 ESPP. Eligible employees will continue their participation in the Current ESPP until the 2005 ESPP has been approved. If approved, eligible employees will be granted options to purchase common stock under the 2005 ESPP on July 16, 2005, and no additional offering of options to purchase stock under the Current ESPP will be made (but any options outstanding under the Current ESPP will continue in accordance with their terms until exercised or terminated at the end of the current payment period, which ends on August 1, 2005). In the event that stockholders fail to approve the 2005 ESPP, the Board will terminate the 2005 ESPP prior to any initial offering of rights to purchase thereunder and the Current ESPP will continue until termination by its own terms in September 2005. After such time, no further options to purchase stock under the Current ESPP will be granted.

The 2005 ESPP allows all full-time and certain part-time employees to purchase shares of Citrix common stock at a discount to fair market value. Employees purchase shares in February and August of each year using funds deducted from paychecks during the preceding six months. The 2005 ESPP is an important component of the benefits package that Citrix offers to its employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of Citrix.

The 2005 ESPP is substantially the same as the Current ESPP with the following important changes:

•	The total number of shares that may be issued pursuant to the 2005 ESPP is 10,000,000; and

•	Elimination of the six-month “look-back” period.

Summary of the 2005 ESPP

Administration. The 2005 ESPP is administered under the direction of the Compensation Committee of the Board of Directors. The Compensation Committee has authority to interpret the 2005 ESPP and to make all other determinations necessary or advisable in administering it.

Eligibility. All full-time, and certain part-time, employees are eligible to participate in the 2005 ESPP. To be eligible, part-time employees must have customary employment of more than five months in any calendar year and more than 20 hours per week. Employees who, after exercising their rights to purchase shares under the 2005 ESPP, would own shares representing 5% or more of the voting power of Citrix’s common stock, are also ineligible to participate. As of December 31, 2004, approximately 2,477 employees were eligible to participate in the Current ESPP. Participation in the 2005 ESPP is at the election of each eligible employee and the amounts received by a participant under the 2005 ESPP depend on the fair market value of Citrix’s common stock on future dates; therefore, the benefits or amounts that will be received by any participant if the 2005 ESPP is approved are not currently determinable.

Shares Available for Issuance. Assuming the 2005 ESPP is approved by stockholders at the Annual Meeting, there will be 10,000,000 shares available for issuance under the 2005 ESPP.

Participation. To participate in the 2005 ESPP, an eligible employee authorizes payroll deductions in an amount not less than 1% nor greater than 10% of his or her “eligible earnings” (i.e., regular base pay, not including overtime pay, bonuses, employee benefit plans or other additional payments) for each full payroll period in the payment period. To ensure that IRS share limitations are not exceeded, we do not accept contributions from an individual participant in excess of $25,000.

Purchases. Eligible employees enroll in a six month payment period during the open enrollment period prior to the start of that payment period. A new payment period begins approximately every July 16 and January 16. At the end of each payment period, the accumulated deductions are used to purchase shares of Citrix’s common stock from Citrix up to a maximum of 12,000 shares for any one employee during a payment period.

Shares are purchased at a price equal to 85% of the fair market value of Citrix’s common stock on the last business day of a payment period. The closing price of Citrix’s common stock on March 24, 2005, as quoted on the Nasdaq National Market under the symbol “CTXS,” was $23.66 per share.

Termination of Employment. If a participating employee voluntarily resigns or is terminated by Citrix prior to the last day of a payment period, the employee’s option to purchase terminates and the amount in the employee’s account is returned to the employee.

Adjustments Upon Change in Capitalization. In the event of a recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or similar event, the number and kind of shares that may be purchased under the 2005 ESPP is adjusted proportionately such that the proportionate interest of participating employees remains the same, to the extent practicable.

Participation Adjustment. If the number of unsold shares that are available for purchase under the 2005 ESPP is insufficient to permit exercise of all rights deemed exercised by all participating employees, a participation adjustment will be made, and the number of shares purchasable by all participating employees is reduced proportionately. Any funds remaining in a participating employee’s account after such exercise are refunded to the employee, without interest.

Effect of Change of Control. If Citrix is consolidated with or acquired by another entity in a merger, a sale of all or substantially all of Citrix’s assets or otherwise, the Committee shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the exchange of such options on an equitable basis for the consideration payable with respect to the outstanding shares of the common stock in connection with the acquisition, or (ii) terminate all outstanding options in exchange for a cash payment equal to 85% of the fair market value of Citrix’s common stock on the last business day prior to the closing of the change in control transaction.

Amendment. The Board of Directors may amend the 2005 ESPP at any time and in any respect. However, without the approval of the stockholders of the Company, no amendment may (i) materially increase the number of shares that may be issued under the 2005 ESPP; (ii) change the class of employees eligible to receive options under the 2005 ESPP, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the 2005 ESPP. Notwithstanding the foregoing, nothing in the 2005 ESPP shall restrict the Committee or Board of Directors from amending the 2005 ESPP to implement a “look-back” period for purposes of calculating any option price to the maximum extent permitted by Section 423(b) of the Internal Revenue Code.

Termination. The Board of Directors may terminate the 2005 ESPP at any time and for any reason or for no reason, provided that no termination shall impair any rights of participating employees that have vested at the time of termination. Without further action of the Board of Directors, the 2005 ESPP shall terminate on March 24, 2015, ten years after the date of its adoption by the Board of Directors or, if earlier, at such time as all shares of common stock that may be made available for purchase under the 2005 ESPP have been issued.

Rule 16b-3. Transactions under the 2005 ESPP are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision.

U.S. Federal Income Tax Consequences. The 2005 ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2005 ESPP are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant payment period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

(i)	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

(ii)	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable payment period.

Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

Citrix is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to Citrix.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the 2005 ESPP.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE CITRIX SYSTEMS, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has retained the firm of Ernst & Young, independent registered public accountants, to serve as independent auditors for the fiscal year ending December 31, 2005. Ernst & Young has served as the Company’s independent registered public accountants since 1989. The Audit Committee reviewed and discussed its selection of, and the performance of, Ernst & Young for the fiscal year ending December 31, 2004. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of auditors is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Company are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided by Ernst & Young to the Company in 2004 and 2003 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2004 and 2003 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young, see “The Board of Directors and its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of Ernst & Young attended all in-person meetings of the Audit Committee in 2004. We expect that a representative of Ernst & Young will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young

The following table shows the aggregate fees for professional services rendered by Ernst & Young to the Company during the fiscal years ended December 31, 2004 and December 31, 2003.

	2004	2003
Audit Fees	$3,119,000	$1,583,000
Audit-Related Fees	$510,000	$79,000
Tax Fees	$1,741,000	$1,917,000
All Other Fees	$107,000	$221,000

Total	$5,477,000	$3,800,000

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, services that are normally provided by Ernst & Young in connection with statutory audits required internationally, and regulatory filings. Audit Fees for 2004 also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting as of December 31, 2004, both as promulgated by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Audit-Related Fees consist of fees for services for the annual audits of employee benefit plans. Audit-Related Fees for 2004 also include fees for professional services rendered for internal control reviews and assistance with assessing the impact of proposed standards, rules or interpretations proposed by standard-setting bodies.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance. Tax compliance fees were approximately $753,000 for 2004 and $748,000 for 2003. Tax Fees also include fees of approximately $944,000 for 2004 and $1,169,000 for 2003 for services rendered for tax examination assistance, tax research and tax planning services in the countries in which we do business.

All Other Fees

All Other Fees primarily included risk management advisory services and fees for technical publications purchased from the independent auditor.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS CITRIX’S INDEPENDENT AUDITORS FOR 2005.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2006 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than December 2, 2005. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2006 Annual Meeting—other than one that will be included in the Company’s Proxy Statement—must notify the Company between November 2, 2005 and December 2, 2005. If a stockholder who wishes to present a proposal fails to notify the Company by December 2, 2005 and such proposal is brought before the 2006 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2006 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Secretary.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. The Company has retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $8,500, plus reimbursement of expenses.

Exhibit A

CITRIX SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

Citrix Systems, Inc.

2005 Equity Incentive Plan

1.    Purpose

The purpose of this Plan is to advance the interests of Citrix Systems, Inc. and its Affiliates, by encouraging ownership of Stock by employees, directors, officers, consultants or advisors of the Company and its Affiliates, stimulating the efforts of employees who are selected to be participants on behalf of the Company, aligning the long-term interests of participants with those of stockholders, heightening the desire of participants to continue in working toward and contributing to the success of the Company, assisting the Company in competing effectively with other enterprises for the services of new employees who will advance the success of the Company, and attracting and retaining the best available individuals for service as directors of the Company, and generally providing additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.    Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1.    Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2.    Acquisition means:

(i) a merger or consolidation of the Company with or into another person;

(ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions, unless, in the case of foregoing clauses (i) and (ii), securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction;

(iii) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (a) the Company or an Affiliate, (b) an employee benefit plan of the Company or any of its Affiliates, (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (d) an underwriter temporarily holding securities pursuant to an offering of such securities; or

(iv) any other acquisition of the business of the Company in which a majority of the Board votes in favor of a decision that an Acquisition has occurred within the meaning of this Plan.

2.3.    Affiliate means any corporation, partnership, limited liability company, limited liability partnership, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4.    Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.5.    Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6.    Board means the Company’s Board of Directors.

2.7.    Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8.    Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.9.    Company means Citrix Systems, Inc., a corporation organized under the laws of the State of Delaware.

2.10.    Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.11.    Grant Date means the date as of which an Option is granted, as determined under Section 7.2(a).

2.12.    Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13.    Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the last sale price for the Stock as reported on the Nasdaq National Market (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.14.    Nonstatutory Option means any Option that is not an Incentive Option.

2.15.    Option means an option to purchase shares of Stock.

2.16.    Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.17.    Outside Director means a member of the Board of Directors who is not otherwise an employee of the Company.

2.18.    Participant means any holder of an outstanding Award under the Plan.

2.19.    Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The term Performance Criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) operating margin, gross margin or profit margin, (b) earnings per share or pro forma earnings per share, (c) revenue or bookings, (d) expenses or operating expenses, (e) completion of number of years of service with Citrix, (f) net income or operating income, (g) stock price increase, (h) performance relative to peers, (i) divisional or operating segment financial and operating performance, (j) total return on shares of common stock relative to increase in appropriate stock index selected by the Committee, (k) customer satisfaction indicators, (l) cash flow, (m) pre-tax profit, (n) growth or growth rate with respect to any of the foregoing measures, (o) attainment of strategic and operational objectives, (p) other financial measures determined by the Committee, (q) other performance measures determined by the Committee, or (r) any combination of the foregoing. The Committee may appropriately adjust any evaluation of performance under a Performance Criterion to exclude any of the following events that occurs during a performance period: (i) asset write-downs or impairment, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items including those described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company’s U.S. GAAP results in the Committee’s discretion. The Committee will, but within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.20.    Performance Goals means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual.

2.21.    Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.22.    Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.

2.23.    Plan means this 2005 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.24.    Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.25.    Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.26.    Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.27.    Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.28.    Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.29.    Stock means common stock, par value $.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.30.    Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.3(c)) over a specified exercise price.

2.31.    Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.32.    Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.    Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth (10th) anniversary of the adoption of the Plan by the Board. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.     Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 10,100,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan. In addition to the foregoing, at no time shall the number of shares of Stock issued pursuant to Restricted Stock, Restricted Stock Units, Performance Units or Stock Grants exceed 500,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan.

For purposes of applying the foregoing limitation if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient, the shares not purchased by the Optionee or which are forfeited by the recipient shall again be available for Awards to be granted under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.    Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants or advisors, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, director, officer, consultant or advisor to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, directors, officers, consultants, and advisors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.    Authorization of Grants

6.1.    Eligibility.

(a)    Persons Eligible.    The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of, officer of, consultant to or advisor to one or more of the Company and its Affiliates or to non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

(b)     Per-Participant Limit.    Further, and subject to adjustment under Section 8.1, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 1,000,000 shares of Stock.

6.2.    General Terms of Awards.    Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. Any additional terms of an Award shall be set forth in an agreement evidencing the Award by and between the Company and the Participant.

6.3.    Effect of Termination of Employment, Etc.    Unless the Committee, in its sole discretion shall at any time determine otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or SAR of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

6.4.    Non-Transferability of Awards.    Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.     Specific Terms of Awards

7.1.    Prohibition on Repricing and Reload Grants.

(a)    No Repricing.    Other than in connection with a change in the Company’s capitalization (as described in Section 8 of the Plan), without stockholder approval (i) the exercise price of an Option or SAR may not be reduced, and (ii) no Option or SAR may be amended or cancelled for the purpose of repricing, replacing or regranting such Option or SAR with an exercise price that is less than the original exercise price of such Option or SAR.

(b)    No Reload Grants.    Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any Option.

7.2.    Options.

(a)    Date of Grant.    The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b)    Pricing.

(i)    Exercise Price of Incentive Options.    The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner.

(ii)    Exercise Price of Nonstatutory Options.    The price at which shares of Stock may be acquired under each Nonstatutory Option shall not be less than 100% of the Market Value of Stock on the Grant Date.

(c)    Option Period.    No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d)    Exercisability.    An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e)    Method of Exercise.    An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

(f)    Limit on Incentive Option Characterization.    An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g)    Notification of Disposition.    Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.3.    Stock Appreciation Rights.

(a)    Tandem or Stand-Alone.    Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b)    Exercise Price.    Stock Appreciation Rights shall have an exercise price of not less than the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c)    Other Terms.     Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a SAR related to an Option which can only be exercised during limited periods following an Acquisition may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Acquisition or paid during the thirty (30) day period immediately preceding the occurrence of the Acquisition in any transaction reported in the stock market in which the Stock is normally traded.

7.4.    Restricted Stock.

(a)    Purchase Price.    Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)    Issuance of Certificates.    Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of Citrix Systems, Inc.’s 2005 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Citrix Systems, Inc. Copies of such Plan and Agreement are on file in the offices of Citrix Systems, Inc.

(c)    Escrow of Shares.    The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d)    Restrictions and Restriction Period.    During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.    Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f)    Lapse of Restrictions.    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.5.    Restricted Stock Units.

(a)    Character.    Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b)    Form and Timing of Payment.    Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6.    Performance Units.

(a)    Character.    Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.

(b)    Earning of Performance Units.    The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(c)    Form and Timing of Payment.    Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.7.    Stock Grants.    Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.8.    Qualified Performance-Based Awards.

(a)    Purpose.    The purpose of this Section 7.8 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.8 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.8 and the requirements of Section 162(m) of the Code and the regulations thereunder applicable to “performance-based compensation.”

(b)    Authority.    All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(b)    Applicability.    This Section 7.8 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.8.

(c)    Discretion of Committee with Respect to Qualified Performance-Based Awards.    Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.2, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant. With regard to other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, Restricted Stock Units, or Performance Units, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(d)    Payment of Qualified Performance-Based Awards.    A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e)    Maximum Award Payable.    The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 6.1(b) above, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

(f)    Limitation on Adjustments for Certain Events.    No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.9.    Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.    Adjustment Provisions

8.1.    Adjustment for Corporate Actions.    All of the share numbers set forth in the Plan reflect the capital structure of the Company as of March 24, 2005. Subject to Section 9, if subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the per-Participant limit in Section 6.1, (iii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iv) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (v) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2.    Dissolution or Liquidation.    Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option and SAR shall terminate, but the Optionee or SAR holder shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or SAR to the extent exercisable on the date of dissolution or liquidation.

8.3.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.4.    Related Matters.    Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

9.    Acquisition

9.1.    Consequences of an Acquisition.

(a) Effective upon the consummation of an Acquisition, the Committee or the board of directors of the surviving or acquiring entity (as used in this Section 9.1, also the “Committee”), shall, as to outstanding Awards (on the same basis or on different bases as the Committee shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (i) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition (net of any exercise price of such Awards), (ii) shares of stock of the surviving or acquiring entity or (iii) such other securities or other consideration as the Committee deems appropriate, the fair market value of which (as determined by the Committee in its sole discretion) shall not materially differ from the fair market value of the shares of Stock subject to such Awards immediately preceding the Acquisition. In the event such surviving or acquiring entity (if any) does not assume or substitute Awards as provided herein, such Awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

(b) In addition to or in lieu of the foregoing, with respect to outstanding Options, the Committee may, on the same basis or on different bases as the Committee shall specify, upon written notice to the affected Optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Committee in its sole discretion) for the shares subject to such Options over the exercise price thereof. Unless otherwise determined by the Committee (on the same basis or on different bases as the Committee shall specify), and assuming there is no Acceleration of vesting as provided in subsection (a) herein, any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this Section 9.1. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(c) Notwithstanding anything to the contrary herein, the Committee may, in its sole discretion, provide that the vesting of any or all Awards shall Accelerate upon an Acquisition. In such case, such Awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

(d) Notwithstanding anything to the contrary herein, in the event of an involuntary termination of services for any reason other than death, disability or Cause within 6 months following the consummation of an Acquisition, any Awards assumed or substituted in an Acquisition which are subject to vesting conditions and/or a right of repurchase in favor of the Company or a successor entity, shall Accelerate in full. All such Accelerated Awards shall be exercisable for a period of one (1) year following termination, but in no event after expiration date of such Award. As used in this subsection (d) only, “Cause” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of any Participant or other person in the service of the Company.

(e) In the event of an Acquisition while a Participant is an Outside Director, the vesting of any and all Awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

9.2.    Assumption of Options upon Certain Events.    In connection with a merger or consolidation of an entity with the Company or a subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock, and stock-based and performance-based awards issued by such entity or an Affiliate thereof to its employees, directors or other key persons of such entity (herein referred to as “Substitute Awards”). The Substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any Substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 4.

10.    Settlement of Awards

10.1.    In General.    Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2.    Violation of Law.    Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

10.3.    Corporate Restrictions on Rights in Stock.    Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. In addition, either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Stock issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

10.4.    Investment Representations.    The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5.    Registration.    If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the

Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6.    Placement of Legends; Stop Orders; etc.    Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 10.4 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.7.    Tax Withholding.    Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

11.    Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.    Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, advisory or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, advisory or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.    Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.    Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.    Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such modifications or amendments of the Plan as it shall deem advisable; provided that the Board will not modify or amend the Plan if such amendment or modification would require stockholder approval under the Code or the rules of Nasdaq or the Securities and Exchange Commission. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award. In addition, the Board may not, without the approval of the stockholders of the Company obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions, amend the Plan to modify the provisions of Section 7.1 regarding the prohibitions on repricing and reload grants.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

16.    Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer (and with a copy sent contemporaneously to the General Counsel), or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17.    Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

EXHIBIT B

CITRIX SYSTEMS, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

Article 1—Purpose.

This 2005 Employee Stock Purchase Plan (the “Plan”) is effective as of March 24, 2005, subject to stockholder approval, and is intended to encourage stock ownership by all eligible employees of Citrix Systems, Inc. (the “Company”), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2—Administration of the Plan.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”). For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board of Directors.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

Article 3—Eligible Employees.

All employees of the Company or any of its participating subsidiaries whose customary employment is more than twenty (20) hours per week and for more than five (5) months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. Directors who are not employees of the Company shall not be eligible to receive options under this Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4—Stock Subject to the Plan.

The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $0.001 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 10,000,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5—Payment Period and Stock Options.

The payment periods during which payroll deductions will be accumulated under the Plan shall consist of periods commencing on July 16 and January 16 and ending on February 1 and August 1 of each calendar year, respectively (each, a “Payment Period” and collectively, the “Payment Periods”); the initial Payment Period shall commence on July 16, 2005, and end on February 1, 2006.

Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 12,000 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the 15th day of the month immediately preceding the last day of a Payment Period (each, a “Payroll Cut-off Date”). Any payroll deductions accumulated between a Payroll Cut-off Date and the end of the Payment Period to which such Payroll Cut-off Date applies shall be applied to the Payment Period that commenced immediately after such Payroll Cut-off Date. If a participant’s accumulated payroll deductions on a Payroll Cut-off Date would enable a participant to purchase more than 12,000 shares except for the 12,000 share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 12,000 shares shall be promptly refunded to such participant by the Company, without interest. The “Option Price” per share for each Payment Period shall be 85% of the fair market value of the Common Stock on the last business day of the Payment Period, rounded up to the nearest whole cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

For purposes of the Plan, “fair market value of the Common Stock” on any business day shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

For purposes of the Plan, the term “business day” means a day on which there is trading on the Nasdaq Stock Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph.

No employee shall be granted an option that permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Payment Period with respect to such Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6—Exercise of Option.

Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on the applicable Payroll Cut-off Date will purchase at the Option Price, subject to the 12,000 share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. With respect to any Payment Period, unused payroll deductions remaining in a participant’s account by reason of the inability to purchase a fractional share shall be applied to the most recently commenced Payment Period.

Article 7—Authorization for Entering the Plan.

An employee may elect to enter the Plan by either (a) completing and delivering an electronic enrollment form in a format acceptable to the Company, or (b) completing, signing and delivering to the Company a written authorization, in either case:

A. Stating the percentage to be deducted regularly from the employee’s pay;

B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such enrollment or authorization must be received by the Company at least ten (10) business days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

Unless a participant files a new enrollment or authorization or withdraws from the Plan, the deductions and purchases under the enrollment or authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8—Maximum Amount of Payroll Deductions.

An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee’s total compensation, including base pay or salary and any overtime, bonuses or commissions.

Article 9—Change in Payroll Deductions.

Deductions may not be increased or decreased between the commencement of a Payment Period and the Payroll Cut-off Date applicable to such Payment Period. However, a participant may withdraw in full from the Plan at any time, except, with respect to withdrawal from a Payment Period, on the last day of such Payment Period.

Article 10—Withdrawal from the Plan.

An employee may withdraw from the Plan (in whole but not in part) at any time, except, with respect to withdrawal from a Payment Period, on the last day of such Payment Period, by delivering a withdrawal notice to the Company, in which case the Company will promptly refund the entire balance of the employee’s deductions not previously used to purchase stock under the Plan.

To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten (10) business days before the first day of the next Payment Period in which he or she wishes to participate. The employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of such Payment Period.

Article 11—Issuance of Stock.

Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company’s transfer agent.

Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12—Adjustments.

Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options that have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A. and B. above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A. or B. shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the exchange of such options on an equitable basis for the consideration payable with respect to the outstanding shares of the Company’s Common Stock in connection with the Acquisition, or (ii) terminate all outstanding options in exchange for a cash payment equal to 85% of the fair market value of the Common Stock on the last business day prior to the date of the Acquisition).

The Committee shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13—No Transfer or Assignment of Employee’s Rights.

An employee’s rights under the Plan are the employee’s alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee’s lifetime, only by the employee.

Article 14—Termination of Employee’s Rights.

Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

If a participant’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

Article 15—Termination and Amendments to Plan.

Unless terminated sooner as provided below, the Plan shall terminate on March 24, 2015. The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect options then outstanding under the Plan, provided, that the Plan or a Payment Period may be terminated by the Board on the last business day of such Payment Period or by the Board’s setting a new end date for such Payment Period with respect to a Payment Period then in progress if the Board determines that termination of the Plan and/or the Payment Period is in the best interests of the Company and its stockholders or if continuation of the Plan and/or the Payment Period would cause the Company to incur adverse accounting charges as a result of the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) materially increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan. Notwithstanding the foregoing, nothing herein shall restrict the Committee or the Board of Directors from amending the Plan to implement a “look-back” period for purposes of calculating any option price to the maximum extent permitted by Section 423(b) of the Code.

Article 16—Limits on Sale of Stock Purchased under the Plan.

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any policies of the Company, applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17—Participating Subsidiaries.

The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18—Optionees Not Stockholders.

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19—Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20—Notice to Company of Disqualifying Disposition.

By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21—Withholding of Additional Income Taxes.

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22—Governmental Regulations.

The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23—Governing Law.

The validity and construction of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

PROXY

CITRIX SYSTEMS, INC.

Proxy for Annual Meeting of Stockholders

May 5, 2005

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Citrix Systems, Inc., a Delaware corporation (the “Corporation”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 1, 2005, and hereby appoints Mark B. Templeton and David J. Henshall, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on May 5, 2005 at 2:00 p.m., local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSALS IN ITEMS 2, 3 AND 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

C/O EQUISERVE P.O. BOX 43068 PROVIDENCE, RI 02940

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citrix Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Card if you are voting by Telephone or internet

123,456,789,012.00000

è        000000000000

A/C            1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     ☒                                 C/TR/1     KEEP THIS PORTION FOR YOUR RECORDS

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CITRIX SYSTEMS, INC.

02         0000000000         295488961235

1. To elect two members to the Board of Directors to serve for three-year terms as Class 1 Directors:	For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
The Board of Directors recommends a vote FOR all Nominees:
(01) Murray J. Demo, (02) John W. White	☐	☐	☐

Vote On Option Plans	For	Against	Abstain	Vote On Auditors	For	Against	Abstain

2. 2005 Equity Incentive Plan	☐	☐	☐	4. Ratify Ernst & Young LLP as independent auditors for 2005	☐	☐	☐

3. 2005 Employee Stock Purchase Plan	☐	☐	☐	This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
The Board of Directors recommends a vote FOR proposals 2, 3 and 4.

For address changes/comments, please check this box and write them on the back where indicated	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

		P11184			123,456,789,012 177376100 21
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date